Guardant Health Reports Third Quarter 2025 Financial Results and Increases 2025 Revenue Guidance
Revenue growth of 39% broadly driven by strong performance across Oncology, Screening, and Biopharma & Data
Raises 2025 revenue guidance to $965 to $970 million, representing year-over-year growth of 31%
PALO ALTO, Calif. October 29, 2025 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter ended September 30, 2025.
Third Quarter 2025 Financial Highlights
For the three-month period ended September 30, 2025, as compared to the same period of 2024:
•Reported total revenue of $265.2 million, an increase of 39%, driven by:
◦Oncology revenue of $184.4 million, an increase of 31%, and approximately 74,000 oncology tests, an increase of 40%
◦Screening revenue of $24.1 million, and approximately 24,000 Shield screening tests, compared to $1.0 million in the prior year period
◦Biopharma & Data revenue of $54.7 million, an increase of 18%
•Generated non-GAAP gross margin of 66%, compared to 63% in the third quarter of 2024
Recent Operating Highlights
•Expanded Shield to include multi-cancer detection (MCD) and initiated a large-scale real-world data initiative for Shield MCD
•Announced strong real-world performance data for Shield MCD utilizing the InfinityAI learning engine
•Established strategic collaborations with Quest Diagnostics and PathGroup to further accelerate nationwide access to Shield
•Improved stage I performance in Shield V2 CRC screening test
•Established a partnership with American Cancer Society to expand cancer screening access and advance health equity
•Reached a major milestone with the submission of Guardant360 Liquid PMA application to FDA
•Submitted Reveal immuno-oncology monitoring data package to MolDx for Medicare reimbursement
•Received new Guardant360 companion diagnostic approvals for breast cancer and non-small cell lung cancer
“This was an exceptional quarter for Guardant with broad-based growth across our business,” said Helmy Eltoukhy, co-founder and co-CEO. “Oncology volumes grew 40% year-over-year, driven by very strong performance across all products, including the fifth consecutive quarter of accelerating Guardant360 Liquid volume growth. Notably, this quarter we crossed over $1 billion in annualized revenue. This sets us up well to deliver on the long-term plan we presented at our Investor Day last month.”
“We made incredible progress in Screening in the third quarter. It has been very rewarding to see Shield take off and hear story after story of patients positively impacted by this pioneering test. To support the growing demand, we have accelerated our commercial infrastructure build out and established strategic collaborations with Quest Diagnostics and PathGroup to help rapidly broaden access to Shield throughout the country,” said AmirAli Talasaz, co-founder and co-CEO. “Beyond CRC screening, I’m pleased to share that we have now expanded Shield to include multi-cancer detection nationwide through our clinical data initiative, bringing this important innovation to a broader population.”
Third Quarter 2025 Financial Results
Revenue was $265.2 million for the third quarter of 2025, a 39% increase from $191.5 million for the corresponding prior year period. Oncology revenue grew 31% to $184.4 million for the third quarter of 2025, from $141.2 million for the corresponding prior year period, driven primarily by an increase in Oncology test volume (Guardant360 Liquid, Tissue, and Reveal), which grew 40% over the prior year period. Screening revenue was $24.1 million for the third quarter of 2025, primarily generated from approximately 24,000 Shield tests. Biopharma and Data revenue grew 18% to $54.7 million for the third quarter of 2025, from $46.5 million for the corresponding prior year period, driven primarily by the achievement of certain milestones of our service agreements. Licensing and other revenue was $2.0 million for the third quarter of 2025, compared to $2.7 million for the corresponding prior year period.
Gross profit, or total revenue less cost of revenue, was $171.6 million for the third quarter of 2025, an increase of $54.6 million from $117.0 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 65%, as compared to 61% for the corresponding prior year period.

Non-GAAP gross profit was $174.3 million for the third quarter of 2025, an increase of $53.3 million or 44%, from $121.1 million for the corresponding prior year period. Non-GAAP gross margin was 66% for the third quarter of 2025, as compared to 63% for the corresponding prior year period.
Operating expenses were $270.6 million for the third quarter of 2025, as compared to $234.3 million for the corresponding prior year period. Non-GAAP operating expenses were $228.9 million for the third quarter of 2025, as compared to $187.3 million for the corresponding prior year period. The year-over-year increase in both operating expenses and non-GAAP operating expenses was primarily related to commercial team expansion and marketing activities to support the Shield product launch and existing product growth.
Net loss was $92.7 million for the third quarter of 2025, as compared to $107.8 million for the corresponding prior year period. Net loss per share was $0.74 for the third quarter of 2025, as compared to $0.88 for the corresponding prior year period.
Non-GAAP net loss was $48.3 million for the third quarter of 2025, as compared to $55.0 million for the corresponding prior year period. Non-GAAP net loss per share was $0.39 for the third quarter of 2025, as compared to $0.45 for the corresponding prior year period.
Adjusted EBITDA loss was $45.5 million for the third quarter of 2025, as compared to a $56.2 million loss for the corresponding prior year period.
Free cash flow for the third quarter of 2025 was $(45.8) million, as compared to $(55.3) million for the corresponding prior year period. Cash, cash equivalents, and restricted cash were $689.5 million as of September 30, 2025.
2025 Guidance
Guardant Health now expects full year 2025 revenue to be in the range of $965 to $970 million, representing growth of approximately 31% compared to full year 2024. This compares to the prior range of $915 to $925 million, representing annual growth of 24% to 25%.
Within this revenue range:
•Oncology revenue is now expected to grow approximately 25% year over year in 2025, compared to prior guidance of approximately 20% growth. Oncology volume is now expected to accelerate greater than 30% growth in 2025 compared to 20% growth in 2024.
•Screening revenue is now expected to be in the range of $71 to $73 million, driven by Shield volume of 80,000 to 82,000 tests. This compared to the prior range of $55 to $60 million and 68,000 to 73,000 tests.
•Biopharma & Data revenue growth is expected to continue to be in the mid-teens range.
Guardant Health now expects full year 2025 non-GAAP gross margin to be in the range of 64% to 65%, an improvement compared to prior expectations of 63% to 64%. Guardant Health now expects total non-GAAP operating expenses to be in the range of $865 to $875 million, an increase compared to the prior range of $840 to $850 million due to the continued investment in commercial team expansion and marketing activities to support the Shield product launch and existing product growth. Guardant Health continues to expect free cash flow burn to be in the range of $225 to $235 million, an improvement compared to $275 million for the full year 2024.
Webcast Information
Guardant Health will host a conference call to discuss the third quarter 2025 financial results after market close on Wednesday, October 29, 2025 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, unrealized and realized losses on marketable equity securities, impairment of non-marketable equity securities, gain on extinguishment of convertible notes, and other non-recurring items.

Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchases of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2024, and in its other reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Zarak Khurshid
investors@guardanthealth.com
Media Contact:
Meaghan Smith
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$265,196	$191,476	$700,755	$537,202
Costs and operating expenses:
Cost of revenue	93,587	74,489	249,515	212,206
Research and development expense	89,957	87,306	265,927	254,210
Sales and marketing expense	127,375	97,880	351,279	260,172
General and administrative expense	53,266	49,129	150,477	128,243
Total costs and operating expenses	364,185	308,804	1,017,198	854,831
Loss from operations	(98,989)	(117,328)	(316,443)	(317,629)
Interest income	7,391	13,257	24,063	42,038
Interest expense	(943)	(646)	(2,717)	(1,936)
Other income (expense), net	(48)	(3,007)	7,778	(47,272)
Loss before provision for income taxes	(92,589)	(107,724)	(287,319)	(324,799)
Provision for income taxes	136	30	464	568
Net loss	$(92,725)	$(107,754)	$(287,783)	$(325,367)
Net loss per share, basic and diluted	$(0.74)	$(0.88)	$(2.32)	$(2.66)
Weighted-average shares used in computing net loss per share, basic and diluted	124,807	123,051	124,268	122,406

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$580,013	$525,540
Short-term marketable debt securities	—	314,438
Accounts receivable, net	115,585	110,253
Inventory, net	90,489	71,083
Prepaid expenses and other current assets, net	42,798	33,800
Total current assets	828,885	1,055,114
Restricted cash	109,502	104,215
Property and equipment, net	124,609	136,813
Right-of-use assets, net	163,550	142,265
Intangible assets, net	5,477	6,760
Goodwill	3,290	3,290
Other assets, net	41,473	37,152
Total Assets	$1,276,786	$1,485,609
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$20,142	$38,551
Accrued compensation	98,209	83,219
Accrued expenses	71,707	68,345
Deferred revenue	46,861	35,468
Total current liabilities	236,919	225,583
Convertible senior notes, net, principal amount of $1,090,660 and $1,150,000 as of September 30, 2025 and December 31, 2024, respectively	1,114,594	1,142,547
Long-term operating lease liabilities	185,387	164,292
Other long-term liabilities	94,359	92,834
Total Liabilities	1,631,259	1,625,256
Stockholders’ deficit:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized; 125,982,066 and 123,994,006 shares issued as of September 30, 2025 and December 31, 2024; and 125,005,715 and 123,994,006 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Treasury stock, at cost, 976,351 shares as of September 30, 2025	(45,010)	—
Additional paid-in capital	2,560,814	2,443,788
Accumulated other comprehensive loss	(4,260)	(5,201)
Accumulated deficit	(2,866,018)	(2,578,235)
Total Stockholders’ Deficit	(354,473)	(139,647)
Total Liabilities and Stockholders’ Deficit	$1,276,786	$1,485,609

Guardant Health, Inc.
Supplemental Revenue Information
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Oncology	$184,402	$141,197	$493,646	$397,214
Biopharma and data	54,731	46,547	156,127	128,067
Screening	24,112	1,003	44,603	1,003
Licensing and other	1,951	2,729	6,379	10,918
Total revenue	$265,196	$191,476	$700,755	$537,202
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP cost of revenue	$93,587	$74,489	$249,515	$212,206
Amortization of intangible assets	(151)	(151)	(449)	(717)
Stock-based compensation expense and related employer payroll tax payments	(2,564)	(3,917)	(7,713)	(7,501)
Non-GAAP cost of revenue	$90,872	$70,421	$241,353	$203,988

GAAP gross profit	$171,609	$116,987	$451,240	$324,996
Amortization of intangible assets	151	151	449	717
Stock-based compensation expense and related employer payroll tax payments	2,564	3,917	7,713	7,501
Non-GAAP gross profit	$174,324	$121,055	$459,402	$333,214

GAAP research and development expense	$89,957	$87,306	$265,927	$254,210
Stock-based compensation expense and related employer payroll tax payments	(13,750)	(18,750)	(41,095)	(38,815)
Contingent consideration	(417)	(190)	(1,598)	(675)
Non-GAAP research and development expense	$75,790	$68,366	$223,234	$214,720

GAAP sales and marketing expense	$127,375	$97,880	$351,279	$260,172
Stock-based compensation expense and related employer payroll tax payments	(11,451)	(13,287)	(33,396)	(27,874)
Non-GAAP sales and marketing expense	$115,924	$84,593	$317,883	$232,298

GAAP general and administrative expense	$53,266	$49,129	$150,477	$128,243
Amortization of intangible assets	(236)	(340)	(834)	(1,011)
Stock-based compensation expense and related employer payroll tax payments	(15,779)	(14,068)	(44,182)	(30,891)
Contingent consideration	(115)	(340)	(835)	(760)
Non-recurring other operating expense	—	—	(2,000)	—
Non-GAAP general and administrative expense	$37,136	$34,381	$102,626	$95,581

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP loss from operations	$(98,989)	$(117,328)	$(316,443)	$(317,629)
Amortization of intangible assets	387	491	1,283	1,728
Stock-based compensation expense and related employer payroll tax payments	43,544	50,022	126,386	105,081
Contingent consideration	532	530	2,433	1,435
Non-recurring other operating expense	—	—	2,000	—
Non-GAAP loss from operations	$(54,526)	$(66,285)	$(184,341)	$(209,385)

GAAP net loss	$(92,725)	$(107,754)	$(287,783)	$(325,367)
Amortization of intangible assets	387	491	1,283	1,728
Stock-based compensation expense and related employer payroll tax payments	43,544	50,022	126,386	105,081
Contingent consideration	532	530	2,433	1,435
Non-recurring other operating expense	—	—	2,000	—
Unrealized and realized losses on marketable equity securities	—	1,686	—	47,225
Impairment of non-marketable equity securities	—	—	5,000	—
Gain on extinguishment of convertible notes	—	—	(13,672)	—
Non-GAAP net loss	$(48,262)	$(55,025)	$(164,353)	$(169,898)

GAAP net loss per share, basic and diluted	$(0.74)	$(0.88)	$(2.32)	$(2.66)
Non-GAAP net loss per share, basic and diluted	$(0.39)	$(0.45)	$(1.32)	$(1.39)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	124,807	123,051	124,268	122,406

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP net loss	$(92,725)	$(107,754)	$(287,783)	$(325,367)
Interest income	(7,391)	(13,257)	(24,063)	(42,038)
Interest expense	943	646	2,717	1,936
Other expense (income), net	48	3,007	(7,778)	47,272
Provision for income taxes	136	30	464	568
Depreciation and amortization	9,408	10,598	29,686	31,933
Stock-based compensation expense and related employer payroll tax payments	43,544	50,022	126,386	105,081
Contingent consideration	532	530	2,433	1,435
Non-recurring other operating expense	—	—	2,000	—
Adjusted EBITDA	$(45,505)	$(56,178)	$(155,938)	$(179,180)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net cash used in operating activities	$(35,413)	$(51,059)	$(158,387)	$(175,345)
Purchases of property and equipment	(10,350)	(4,199)	(20,458)	(16,210)
Free cash flow	$(45,763)	$(55,258)	$(178,845)	$(191,555)